FIFTH AMENDMENT TO

                           LOAN AND SECURITY AGREEMENT


         THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Fifth Amendment") is entered into this 30th day of June, 2006, between Donald E. Anderson and Rebecca E. Anderson, Trustees of the Anderson Family Trust, UTA dated December 20, 1993 ("Lender") as secured party, and Alanco Technologies, Inc. ("ATI"), an Arizona corporation ("Borrower 1"); Arraid, Inc. ("Al"), an Arizona corporation ("Borrower 2"); Excel/Meridian Data, Inc. ("EMD"), an Arizona corporation ("Borrower 3"); Alanco/TSI Prism, Inc. ("TSI"), an Arizona corporation (formerly, Technology Systems International, Inc. and TSI Acquisition Corporation) ("Borrower 6"); Fry Guy, Inc., a Nevada corporation ("Borrower 7"); and StarTrak Systems, LLC ("StarTrak"), a Delaware limited liability company ("Borrower 8"). Borrower 1, Borrower 2, Borrower 3, Borrower 6, Borrower 7 and Borrower 8, jointly and severally, individually and collectively, the "Borrower". (Borrowers 4 and 5 were corporate subsidiaries of ATI that are no longer in operation.)

RECITALS:

         The parties, other than StarTrak, entered into that Loan and Security Agreement, dated June 19, 2002, pursuant to which Lender agreed to provide certain funds to Borrower upon the terms and conditions set forth therein (the "Agreement"). The parties, other than StarTrak, amended the Agreement pursuant to the Amendment to Loan and Security Agreement, dated April 15, 2003 (the "First Amendment"), the Second Amendment to Loan and Security Agreement, dated November 1, 2003 (the "Second Amendment"), the Third Amendment to Loan and Security Agreement, dated March 22, 2005 (the "Third Amendment"), and the Fourth Amendment to Loan and Security Agreement, dated June 29, 2005 (the "Fourth Amendment") and now wish to modify the Agreement, as previously amended in certain respects as set forth herein.

ATI has acquired StarTrak and StarTrak is to be included as a borrower under the Agreement. Lender has increased the credit available under the Agreement accordingly.


         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Definitions. The subparagraphs of Section 1 of the Agreement corresponding to the subparagraph numbers set forth below shall be amended by substituting the definitions set forth below for the corresponding terms identified:

         1.9 "Credit Limit" shall mean Two Million Dollars ($2,000,000.00). Notwithstanding anything contained herein to the contrary, Either Lender or ATI shall have the right to reduce the Credit Limit to $1,500,000 upon thirty (30) days notice to the other.

2. The last sentence of Section 2.1 of the Agreement shall be amended to read as follows:

         Notwithstanding anything to the contrary herein, the amount drawn under this Agreement by Borrower shall not be less than the sum of $1,500,000 at any time during the term of this Agreement without Lender's written consent. Provided, however, in the event that either Lender or ATI exercises its right to reduce the Credit Limit to $1,500,000 in accordance with section 1.9 hereof, then the amount drawn under this Agreement shall not be less than the sum of $1,000,000 at any time thereafter without the Lender's written agreement.

3. Borrower agrees that (a) except as expressly provided herein to the contrary, this Fifth Amendment shall not modify the Agreement as previously amended, (b) all of the collateral described in the Agreement shall remain in all respects subject to the lien or charge of the security interest set forth in the Agreement, and (c) nothing contained herein and nothing done pursuant hereto, shall effect or be construed as affecting the lien or charge of said security interest, or the priority thereof over other liens or charges, or as releasing or affecting the liability of any party or parties who may now or hereafter be liable under or on account of the Agreement. The provisions of this Fifth Amendment are modifications only and except as provided herein all of the terms and conditions of the Agreement as previously amended remain in full force and effect and the parties hereto ratify and confirm the security, priority and enforceability of the Agreement, as expressly modified by this Fifth Amendment.

4. This Fifth Amendment shall bind and inure to the benefit of the respective successors and assigns of each of the parties. This Fifth Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed to be effective as of the date first above written.

BORROWERS:

"Borrower l":
Alanco Technologies, Inc., an Arizona Corporation

By: /s/John A. Carlson
    ------------------
    John A. Carlson, Chief Financial Officer

"Borrower 2":
Arraid, Inc., an Arizona corporation

By: /s/John A. Carlson
    ------------------
    John A. Carlson, Chief Financial Officer

"Borrower 3":
Excel/Meridian Data, an Arizona corporation

By: /s/John A. Carlson
    ------------------
    John A. Carlson, Chief Financial Officer

"Borrower 6":
Alanco/TSI Prism, Inc., an Arizona corporation (formerly, Technology Systems International, Inc. and TSI Acquisition Corporation)

By: /s/John A. Carlson
    ------------------
    John A. Carlson, Chief Financial Officer

"Borrower 7":
Fry Guy, Inc., a Nevada corporation

By: /s/John A. Carlson
    ------------------
    John A. Carlson, Chief Financial Officer

"Borrower 8":
StarTrak Systems, LLC, a Delaware limited liability company

By: /s/ Robert R. Kauffman
    ----------------------
    Robert R. Kauffman, Chairman of the Board

Borrower Address for Notices:

    15575 North 83rd Way, Suite 3,  Scottsdale, Arizona. 85260

LENDER:
/s/Donald E. Anderson
---------------------------------------
DONALD E. ANDERSON

/s/Rebecca E. Anderson
---------------------------------------
REBECCA E. ANDERSON

Trustees of the Anderson Family Trust, UTA dated December 20, 1993

Lender Address for Notices:
    11804 N. Sundown Drive, Scottsdale, Arizona 85260